[Dynamic Materials Corporation Letterhead]




                DYNAMIC MATERIALS REPORTS 1998 FINANCIAL RESULTS


FOR IMMEDIATE RELEASE
MONDAY, FEBRUARY 22, 1999


CONTACT:   RICHARD A. SANTA                    MARK W. JARMAN
           CHIEF FINANCIAL OFFICER             VP OF CORPORATE DEVELOPMENT
           DYNAMIC MATERIALS CORPORATION       DYNAMIC MATERIALS CORPORATION
           303-604-3938                        303-604-3923


LAFAYETTE, CO---Dynamic Materials Corporation, (Nasdaq: BOOM), 'DMC', today reported net income for the full year 1998 of $1,385,756, a decrease of 31% versus net income of $2,007,913 reported for 1997. Diluted earnings were $0.49, after non-recurring and other charges in 1998 of $0.10, compared to $0.70 diluted per share earnings in 1997. DMC's 1998 sales were $38.2 million, up 19% from $32.1 million in 1997. The Company's fourth quarter 1998 net loss was $69,724, or a loss of $0.03 per diluted share which includes charges of $0.02 per share in start-up costs for the Company's new manufacturing facility in Pennsylvania. In comparison, fourth quarter 1997 net income was $402,427, or $0.14 diluted earnings per share. Fourth quarter 1998 sales were $7.7 million, up 15% from 1997 fourth quarter sales of $6.7 million.

AEROSPACE GROUP GIVES STRONG PERFORMANCE
"Our success at growing DMC's revenues and improving the Company's margins through the acquisition of aerospace supplier companies has been masked by the downturn we are experiencing in the explosion metalworking group," stated
Joseph P. Allwein, president and CEO of Dynamic Materials Corporation. "DMC's aerospace group contributed 22% of the Company's 1998 revenues and 31% of 1998 gross profit. This contribution came primarily from the AMK Welding and Spin Forge operations acquired early in 1998. DMC's third acquisition of the year, Precision Machined Products, closed in December of 1998 and will contribute additional earnings and revenue growth to this key group in 1999," said Allwein.

EXPLOSION METALWORKING GROUP OUTLOOK - FORMED PRODUCT SALES REDUCED, GLOBAL ECONOMIC UNCERTAINTY SLOWS PROJECT WORK INVOLVING CLAD PLATE
Sales for DMC's explosion metalworking group (which includes explosion bonding of clad metal, explosion formed metal products and shock synthesis of synthetic diamonds), was $29.7 million in 1998 versus $32.1 million in 1997. Gross profits for the explosion metalworking group declined to $5.4 million in 1998 from $7.8 million in 1997. This was principally due to lower sales of explosion formed products that have historically carried significantly higher margins than sales of explosion bonded clad metals. Sales for explosion formed products in 1998 were $2.1 million compared to $3.8 million in 1997. A customer that accounts for a major portion of the Company's sales of explosion formed products significantly reduced its 1998 order levels. This customer no longer orders such parts from DMC, and the Company expects sales of less than $300,000 from explosion formed products in 1999.

"Reduced orders in DMC's explosion bonded clad metal segment in the third quarter of 1998 also contributed to the decrease in fourth quarter 1998 revenues," said Allwein. "1998 and 1997 fourth quarter revenues from the explosion metalworking group were $5.0 million and $6.7 million respectively. We can attribute much of the reduction in revenues to delays in worldwide capital equipment projects and uncertain economic conditions in Asia which are affecting the explosion bonded clad metal portion of our business," Allwein explained. "We do not expect explosion bonded clad metal revenues to return in the near-term to levels experienced during the first half of 1998."

PENNSYLVANIA FACILITY PROGRESS & START-UP EXPENSES
"Our new, state-of-the-art explosion bonded clad manufacturing plant is progressing on schedule for third quarter 1999 completion, and we believe it will be the lowest cost explosion bonded clad metal plate facility in the world," said Allwein. Start-up expenses relating to the new Pennsylvania manufacturing facility contributed to the loss for the fourth quarter, and such expenses will continue for at least two more quarters.

Except for the historical information contained herein, this news release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, the timing and size of orders by major customers, the timing, size and receipt of orders relating to new capital equipment projects, customer inventory levels, retention of key customers, shifts in product mix, the availability and timing of potential future acquisitions, the occurrence of acquisition-related costs, construction-related delays and associated costs, the timing and size of expenditures, the receipt of government approvals and permits, the adequacy of local labor supplies at the Company's operations, the availability and cost of funds, general economic conditions as they affect the Company's key customers, as well as the other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-KSB for the year ended December 31, 1997, and on Form 10-Qs for the quarters ending March 31, June 30, and September 30, 1998.

Based in Lafayette, Colorado, Dynamic Materials Corporation is a leader in the metal working industry, and its products include explosion bonded clad metal plates and other metal fabrications for the petrochemical, chemical processing, satellite/launch vehicle, commercial aircraft, defense and a variety of other industries.


              For more information on Dynamic Materials Corporation visit the Company's web site at http://www.dynamicmaterials.com

                           - FINANCIAL TABLES FOLLOW -


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
                         DYNAMIC MATERIALS CORPORATION
                         CONDENSED STATEMENTS OF INCOME
    FOR THE THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31, 1998 AND 1997
                                  (UNAUDITED)

                                              Three Months Ended          Twelve Months Ended
                                                  December 31,                December 31,
                                               1998          1997           1998          1997
                                               ----          ----           ----          ----
NET SALES
                                            $7,668,179   $6,656,986      $38,212,051   $32,119,585

COST OF PRODUCTS SOLD                        6,301,185    4,649,718       30,343,637    24,459,168
                                            ----------   ----------      -----------   -----------

       Gross profit                          1,366,994    2,007,268        7,868,414     7,660,417

COSTS AND OTHER EXPENSES:
       General and administrative              861,375      684,267        3,262,993     2,338,355
       Selling expense                         463,150      412,606        1,850,973     1,963,707
       New facility start-up costs              75,091         -             189,529          -
       Research and development costs             -          40,405           28,963        68,029
                                            ----------   ----------      -----------   -----------

                                             1,399,616    1,137,278        5,332,458     4,370,091
                                            ----------   ----------      -----------   -----------

INCOME FROM OPERATIONS                         (32,622)     869,990        2,535,956     3,290,326

       Other income/(expense)                    3,297       (6,586)           8,921        17,177
       Interest expense                        (84,894)     (11,952)        (283,706)     (117,372)
       Interest income                             495       16,975           11,585        38,782
                                            ----------   ----------      -----------   -----------

            Income before income tax
              benefit (provision)             (113,724)     868,427        2,272,756     3,228,913

INCOME TAX BENEFIT (PROVISION)                  44,000     (466,000)        (887,000)   (1,221,000)
                                            ----------   ----------      -----------   -----------

NET INCOME (LOSS)                           $  (69,724)  $  402,427      $ 1,385,756   $ 2,007,913
                                            ----------   ----------      -----------   -----------


EARNINGS (LOSS) PER SHARE - BASIC           $   (0.03)   $    0.15       $     0.50    $     0.75
EARNINGS (LOSS) PER SHARE - DILUTED         $   (0.03)   $    0.14       $     0.49    $     0.70

WEIGHTED AVERAGE SHARES
   OUTSTANDING:
      BASIC                                  2,740,171    2,718,431        2,770,139     2,681,943
      DILUTED                                2,740,171    2,855,555        2,852,547     2,875,703

                                       ###